SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        RYAN'S FAMILY STEAK HOUSES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       RYAN'S FAMILY STEAK HOUSES, INC.
                         405 Lancaster Avenue (29650)
                              Post Office Box 100
                          Greer, South Carolina 29652




                                March 27, 1998



TO OUR SHAREHOLDERS:

  You are cordially invited to attend the Annual Meeting of Shareholders of Ryan's Family Steak Houses, Inc. to be held on Thursday, April 30, 1998 at 11:00 a.m. at the Greenville/Spartanburg Airport Marriott in Greenville, South Carolina.

  The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter. The Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

  The vote of every shareholder is important. To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote will be counted if you are unable to attend. Under the laws of some states, failure to vote your shares either in person or by proxy over a period of years can cause ownership of your shares to be forfeited (escheated) to the state.


                                        Sincerely,

                                        /s/ Janet J. Gleitz

                                        Janet J. Gleitz
                                        Secretary

                       RYAN'S FAMILY STEAK HOUSES, INC.

                         405 Lancaster Avenue (29650)
                              Post Office Box 100
                          Greer, South Carolina 29652


                   ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 1998
                   ----------------------------------------

TO OUR SHAREHOLDERS:


     Ryan's Family Steak Houses, Inc. (the "Company") will hold its Annual Meeting of Shareholders at the Greenville/ Spartanburg Airport Marriott, Greenville, South Carolina, on Thursday, April 30, 1998 at 11:00 a.m. for the following purposes:

   (1) To elect seven (7) directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

     (2) To vote on the proposal to approve the Ryan's Family Steak Houses, Inc. 1998 Stock Option Plan; and

   (3) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     If you were a shareholder of record at the close of business on March 4, 1998, you may vote at the Annual Meeting.


                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                       /s/ Janet J. Gleitz


                                       JANET J. GLEITZ
                                       Secretary

March 27, 1998
Greer, South Carolina


     A PROXY CARD IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU RETURN YOUR SIGNED PROXY CARD, YOU RETAIN YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING.

                       RYAN'S FAMILY STEAK HOUSES, INC.


                         405 Lancaster Avenue (29650)
                              Post Office Box 100
                          Greer, South Carolina 29652
                                (864) 879-1000


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS


     The Board of Directors (the "Board") of Ryan's Family Steak Houses, Inc. (the "Company") is furnishing this Proxy Statement in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 11:00 a.m. on Thursday, April 30, 1998 at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina. The approximate mailing date of this Proxy Statement is March 27, 1998.

     Shareholders of record at the close of business on March 4, 1998 are entitled to notice of and to vote at the Annual Meeting. As of such date, a total of 45,113,580 shares of common stock, $1 par value, of the Company ("Common Stock") were outstanding. Holders of Common Stock are entitled to one vote for each share held of record on March 4, 1998 upon all matters presented at the Annual Meeting.

     A shareholder giving a proxy may revoke it at any time before it is exercised by:

     o submitting a written notice of revocation (dated later than the Proxy
       Card) to the Secretary at or before the Annual Meeting;

     o submitting another proxy that is properly signed and later dated; or

     o voting in person at the meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

     Any instrument revoking a proxy should be delivered to the Secretary of the Company at the Annual Meeting or delivered prior to the Annual Meeting to Ryan's Family Steak Houses, Inc., 405 Lancaster Avenue, Greer, South Carolina 29650, or P.O. Box 100, Greer, South Carolina 29652, Attention: Janet J. Gleitz.

     Unless you revoke your proxy by following the above instructions, your proxy will be voted as you specify. Unless you specify otherwise, all shares represented by a proxy will be voted FOR the proposal to elect as directors of the Company the nominees named in this Proxy Statement, FOR the proposal to approve the Company's 1998 Stock Option Plan (the "Plan"), and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in determining the number of shares present and able to vote. Each is tabulated separately. In connection with the election of directors, abstentions and broker non-votes are not counted in determining the votes cast for directors. In connection with the vote on the proposal to approve the Plan, broker non-votes and abstentions are also not counted in determining votes cast for the Plan.

     The Company's bylaws require the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at March 4, 1998 to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. For the Plan to be approved, the number of votes cast in favor of the Plan must exceed the number of votes cast against the Plan.


                             ELECTION OF DIRECTORS
                            (Item #1 on the Proxy)

     The following seven persons are nominees for election at the Annual Meeting as directors to serve until the next annual meeting of the Company or until their successors are duly elected and qualified: Charles D. Way, James D. Cockman, Brian S. MacKenzie, G. Edwin McCranie, Barry L. Edwards, Harold K. Roberts, Jr. and James M. Shoemaker, Jr. Unless you withhold authority to vote for the Board's nominees in the election of directors, the persons named in the enclosed proxy intend to nominate and vote for such nominees.

     Management believes that all of the nominees will be available and able to serve as directors, but if any nominee is not available or able to serve, the Common Stock represented by the proxies will be voted for such substitute as the Board of Directors may designate.

     The following table sets forth the name, age, principal occupation, years of service as a director, and Common Stock beneficially owned as of March 4, 1998 of or by each nominee for director.


                                                   Principal
            Name              Age                  Occupation
---------------------------- ----- -----------------------------------------
Charles D. Way                45   Chairman of the Board, President
   (1,2)                           and Chief Executive Officer of
                                   the Company
G. Edwin McCranie             49   Executive Vice President of the
       (2)                         Company
Barry L. Edwards              50   Executive Vice President,
   (3,4)                           Treasurer and Chief Financial
                                   Officer, AMRESCO, Inc.
James M. Shoemaker, Jr.       65   Member, Wyche, Burgess,
   (3,4)                           Freeman & Parham, P.A.
Harold K. Roberts, Jr.        47   President and Chief Executive
 (1,2,4)                           Officer, Statewide Title, Inc.
James D. Cockman              65   Chairman and Chief Executive
   (1,2)                           Officer, Ocean Fresh Express
                                   International Seafood
Brian S. MacKenzie            46   President and Chief Executive
   (2,3)                           Officer, Builder Marts of America, Inc.



                                                                      Percent of
                                                                     Outstanding
                                                Aggregate Number    Represented by
                                                   of Shares       Aggregate Number
                                                  Beneficially        of Shares
                                                  Owned as of        Beneficially
            Name              Director Since   March 4, 1998 (5)      Owned (6)
---------------------------- ---------------- ------------------- -----------------
Charles D. Way                    1981              352,470(7)            .8%
   (1,2)
G. Edwin McCranie                 1991              130,979               .3%
       (2)
Barry L. Edwards                  1982               65,731               .1%
   (3,4)
James M. Shoemaker, Jr.           1982               70,735(8)            .2%
   (3,4)
Harold K. Roberts, Jr.            1988               50,941(9)            .1%
 (1,2,4)
James D. Cockman                  1993               27,000               .1%
   (1,2)
Brian S. MacKenzie                1993               27,000(10)           .1%
   (2,3)

---------
(1) Member of the Nominating Committee. The Nominating Committee met once during fiscal 1997 to recommend members of the Board. The Company's Nominating Committee will consider nominees to the Board recommended by shareholders of the Company for the 1998 Annual Meeting of Shareholders. See "Proposals of Shareholders".

(2) Member of the Long Range Planning Committee. The Committee met once during fiscal 1997 to provide long-term direction for the Company.

(3) Member of the Compensation and Stock Option Committee. The Committee met twice during fiscal 1997 to review and submit to the Board recommendations respecting the salary, bonus and option grants under the Company's 1991 Stock Option Plan to the Company's executive officers and key employees.

(4) Member of the Audit Committee. The Audit Committee met with representatives of the Company's independent auditors once during fiscal 1997 to review the scope and results of such firm's audit.

(5) Includes 250,000 shares for Mr. Way, 123,000 shares for Mr. McCranie, 50,000 shares for Mr. Edwards, 50,000 shares for Mr. Shoemaker, 50,000 shares for Mr. Roberts, 25,000 shares for Mr. Cockman and 25,000 shares for Mr. MacKenzie that may be acquired within 60 days of March 4, 1998 through the exercise of exercisable options.

(6) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company has computed percentages of total outstanding shares assuming that shares that can be acquired within 60 days of March 4, 1998 upon the exercise of options by a given person are outstanding, but no other such shares similarly subject to acquisition by other persons are outstanding.

(7) The figure shown includes 10,380 shares owned by Mr. Way's wife. Mr. Way may be deemed to share voting and investment power with respect to such shares.

(8) The figure shown includes 2,000 shares owned by Mr. Shoemaker's wife and 2,000 shares in a trust, of which Mr. Shoemaker is a co-trustee, for the benefit of one of Mr. Shoemaker's adult children. Mr. Shoemaker may be deemed to share voting and investment power with respect to such shares.

(9) The figure shown includes 615 shares held by Statewide Title, Inc., of which Mr. Roberts is Chairman, Chief Executive Officer, and owner of 95% of the outstanding common stock.

(10) The figure shown includes 500 shares held in trust for the benefit of Mr. MacKenzie's minor child.

     The Board met four times during fiscal 1997. All directors attended personally or by telephone all meetings of the Board and committees on which they served.

Business Experience of Nominees for Director

     Charles D. Way became the Chairman of the Board of the Company on October 29, 1992. Mr. Way assumed the position of President and Chief Executive Officer of the Company in October 1989. From June 1988 to October 1989, he served as President. From May 1986 to June 1988, he served as Executive Vice President, Treasurer and Secretary. From January 1981 through April 1986, he served as Vice President-Finance, Treasurer and Secretary. Mr. Way joined the Company in June 1979 as Controller. Mr. Way is also a director of World Acceptance Corporation and Moovies, Inc.

     G. Edwin McCranie was promoted to Executive Vice President of the Company in January 1995. From November 1991 to December 1994, he served as Executive Vice President-Purchasing. From January 1989 to October 1991, he served as Vice President-Purchasing. Mr. McCranie joined the Company in 1986 and served as Director of Purchasing until 1989.

     Barry L. Edwards has served as Executive Vice President, Treasurer and Chief Financial Officer of AMRESCO, Inc., an asset management company, since November 1994. He served as Vice President and Treasurer of The Liberty Corporation, engaged primarily in the life insurance business, from 1979 to November 1994.

     James M. Shoemaker, Jr. has been an attorney with Wyche, Burgess, Freeman & Parham, P.A., the law firm which is general counsel to the Company, since 1965. Mr. Shoemaker is a director of Palmetto Bancshares, Inc., One Price Clothing Stores, Inc., and Span-America Medical Systems, Inc.

     Harold K. Roberts, Jr. was a partner in the firm of Roberts and Morgan, certified public accountants, from October 1989 until December 1996. In addition, Mr. Roberts has served as President and Chief Executive Officer of Statewide Title, Inc., a real estate title insurance agency, since 1989.

     James D. Cockman has served since 1992 as Chairman and Chief Executive Officer of Ocean Fresh Express International Seafood, which is engaged in the business of processing seafood, and of American Culinary Equipment, Inc., a distributor and manufacturer of professional culinary and other equipment to the food service industry. From 1989 until 1992, he served as Chairman of the Sara Lee Food Service Division of Sara Lee Corp., which engaged in the business of processing and distributing food products. Mr. Cockman also serves as a director of California Culinary Academy, Inc. and Clayton Homes, Inc. and as Treasurer and a director of Phillips & Goot, Inc.

     Brian S. MacKenzie has served as President and Chief Executive Officer of Builder Marts of America, Inc. ("BMA") since October 1993. From May 1991 to October 1993, he served as BMA's President and Chief Operating Officer after serving as President of its Building Materials Retail Division from July 1990 to May 1991. BMA is a wholesale distributor of building materials and supplies.



Compensation of Directors

     During 1997, the Company paid to directors who were not officers of the Company an annual retainer of $10,000, plus $2,000 per meeting of the Board, and $500 for each committee meeting attended. Pursuant to this arrangement, directors were paid as following during fiscal 1997: Mr. Cockman, $19,000; Mr. Edwards, $19,500; Mr. MacKenzie, $19,500; Mr. Roberts, $19,500; and Mr. Shoemaker, $19,500. Directors who are also officers received no payments for attending board or committee meetings.

     In addition, the Company grants to directors who are not officers of the Company options for 5,000 shares each of Common Stock in January of each year. Pursuant to such arrangement, on each of January 31, 1997 and January 30, 1998, the Company granted options for 5,000 shares of Common Stock to each of Messrs. Edwards, Shoemaker, Roberts, Cockman and MacKenzie. The options granted on January 31, 1997 had an exercise price of $7.79 per share (the per share market value on the date of grant), became exercisable on July 31, 1997 and expire January 31, 2007. The options granted on January 30, 1998 had an exercise price of $8.31 per share (the per share market value on the date of grant), were immediately exercisable and expire on January 30, 2008.

Vote Required to Elect Directors

     Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. Abstentions and broker non-votes are not counted in determining the votes cast for directors.


             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                FOR THE ELECTION OF EACH NOMINEE LISTED HEREIN



            COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION
                        AND RELATED PARTY TRANSACTIONS

     During fiscal 1997, Messrs. Edwards, MacKenzie and Shoemaker, each a non-employee director, served on the Compensation and Stock Option Committee of the Board. Mr. Shoemaker is a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., which serves as general counsel to the Company.

     The Company uses the firm of Phillips & Goot, Inc. ("PGI"), a South Carolina corporation with its principal office in Greenville, South Carolina, for certain creative and production services related to the Company's advertising and merchandising programs. The Company began to use PGI in 1997, paying approximately $81,400 during 1997 for their services. The Company estimates that PGI billings during 1998 will be approximately $200,000. Mr. Cockman is Treasurer and a director of PGI and owns approximately 33% of the common stock of PGI.


                   CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

     To the extent known to the Company, the only persons or groups that in any case beneficially owned 5% or more of the outstanding shares of the Common Stock of the Company as of March 4, 1998 are shown in the following table:




Name and Address                                      Amount of          Percent of
of Beneficial Owner                             Beneficial Ownership       Class
--------------------------------------------   ----------------------   -----------
         Trimark Financial Corporation (1)         4,737,300 (1)        10.5 %
           One First Canadian Place
           Suite 5600
           Toronto, Ontario
           Canada M5X 1E5
         Mellon Bank Corporation (2)               2,828,735 (2)        6.3 %
           One Mellon Bank Center
           Pittsburgh, PA 15258

---------
(1) The information with respect to the beneficial ownership of Trimark Financial Corporation ("TFC") is based on information provided by it as of December 31, 1997. Each of Trimark Fund and Trimark Select Growth Fund (the "Funds") is record owner of a portion of the 4,737,300 shares of Common Stock shown in the table. Trimark Investment Management Inc. ("TIMI") is the manager of the assets of the Funds and sole trustee of the Funds and, as such, has sole voting power and sole dispositive power with respect to such shares of Common Stock. TFC owns 100% of the voting equity securities of TIMI, and consequently may be deemed to be the beneficial owner of such shares of Common Stock.

(2) The information with respect to the beneficial ownership of Mellon Bank Corporation ("Mellon") is based on information provided by it as of January 23, 1998. All of the shares shown are beneficially owned by Mellon or direct or indirect subsidiaries of Mellon in their various fiduciary capacities. Of the total amount of shares shown as beneficially owned by Mellon, it or its subsidiaries has sole voting power as to 2,268,358 shares, shared voting power as to 7,910 shares, sole dispositive power as to 2,759,735 shares and shared dispositive power as to 69,000 shares of Company Common Stock.

                              EXECUTIVE OFFICERS

     The following table sets forth the name, age, position with the Company, years of service as an officer of the Company and Common Stock beneficially owned as of March 4, 1998 by each executive officer of the Company and all executive officers and directors as a group. The Company's executive officers are appointed by and serve at the pleasure of the Board of Directors.




                                                                                     Aggregate             Percent of
                                                                                       Number              Outstanding
                                                                                     of Shares           Represented by
                                                                     Company        Beneficially       Aggregate Number of
                                           Company Offices           Officer        Owned as of        Shares Beneficially
          Name              Age            Currently Held             Since      March 4, 1998 (1)          Owned (2)
------------------------   -----   ------------------------------   ---------   -------------------   --------------------
Charles D. Way              45     Chairman of the Board,             1981            352,470(3)                .8%
                                   President and Chief Executive
                                   Officer
G. Edwin McCranie           49     Executive Vice President and       1989            130,979                   .3%
                                   Director
James R. Hart               50     Vice President-Human               1988             74,101                   .2%
                                   Resources
John C. Jamison             39     Vice President-Real Estate         1988            106,000                   .2%
Fred T. Grant, Jr.          42     Vice President-Finance,            1990             96,865                   .2%
                                   Treasurer and Assistant
                                   Secretary
Alan E. Shaw                39     Vice President-Operations          1990             88,667                   .2%
Morgan A. Graham            61     Vice President-Construction        1991             80,585                   .2%
Ilene T. Turbow             47     Vice President-Marketing           1995             25,412                   .1%
Janet J. Gleitz             55     Secretary                          1988             16,100                    *
All executive officers                                                              1,212,586                  2.6%
 and directors as a
 group (14 persons)

---------
*  Less than .1% of the outstanding shares of Common Stock as of March 4, 1998.


(1) Includes 250,000 shares for Mr. Way, 123,000 shares for Mr. McCranie, 71,774 shares for Mr. Hart, 102,500 shares for Mr. Jamison, 94,000 shares for Mr. Grant, 86,500 shares for Mr. Shaw, 78,000 shares for Mr. Graham, 23,640 shares for Ms. Turbow, 15,000 shares for Ms. Gleitz, and 1,044,414 shares for all executive officers and directors as a group that may be acquired within 60 days of March 4, 1998 through the exercise of exercisable options.

(2) Pursuant to Rule 13d-3 under the Exchange Act, the Company has computed percentages of total outstanding shares assuming that shares that can be acquired within 60 days of March 4, 1998 upon the exercise of options by a given person or group are outstanding, but no other such shares similarly subject to acquisition by other persons are outstanding.

(3) The figure shown includes 10,380 shares owned by Mr. Way's wife. Mr. Way may be deemed to share voting and investment power with respect to such shares.

     In 1996, the Company implemented a policy to encourage executive officers to own more Company Common Stock, which would more closely align the personal financial interests of executive officers with shareholders' interests. The policy provides that over 13 years, the value of an executive officer's Common Stock ownership should increase so that by the end of 2008 the value of such stock holdings equals 100% of the individual's base salary. If an executive officer does not meet a year's target ownership value, up to one-half of any bonus payable to such officer for that year will be paid in Company Common Stock.


Background of Executive Officers

     Below is a summary of the backgrounds of the Company's executive officers who are not also directors of the Company.

     James R. Hart joined the Company in 1979 and served as a store manager until September 1983. From that time, he served as Director of Human Resources until April 1988, when he became Vice President-Human Resources.

     John C. Jamison joined the Company in 1980 and served as a manager trainee and store manager until February 1983. Since that time, he served as Assistant Director of Development and Director of Development until January 1988, when he became Vice President-Development. In May 1991, he was named Vice
President-Real Estate.

     Fred T. Grant, Jr., a certified public accountant, joined the Company in January 1990 as Director of Finance. He served in that position until April 1990, when he became Vice President-Finance. In January 1994, Mr. Grant was named Vice President-Finance, Treasurer and Assistant Secretary.

     Alan E. Shaw joined the Company in 1979 and served as a store manager until being promoted to Supervisor in 1982, in which position he served until 1984. From 1984 through 1989, he served as Assistant Director of Operations and Regional Director of Operations prior to his promotion to Regional Vice President-Operations in January 1990. In November 1991, Mr. Shaw became Vice President-Operations.

     Morgan A. Graham has been Vice President-Construction since November 1991. After joining the Company in July 1987 as a Construction Superintendent, he served in several construction-related positions, including Project Manager, Architectural Coordinator, Procurement Manager and Director of Construction, until assuming his present position.

     Ilene T. Turbow joined the Company in April 1993 as Director of Marketing. She served in that position until August 1995, when she became Vice President-Marketing. Prior to joining the Company, Ms. Turbow was General Manager with Kaminsky's from 1992 to 1993, where she was responsible for store operations of a prototype restaurant concept. From 1985 to 1992, she was Vice President with Dawson Foodservice, Inc., a foodservice marketing firm.

     Janet J. Gleitz joined the Company in 1981 and served as Corporate Relations Administrator until June 1988, when she became Secretary.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows for the fiscal years 1997, 1996 and 1995 the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other executive officers with the highest total salaries and bonuses in 1997 (collectively the "Named Executive Officers"):


                          Summary Compensation Table




                                                                           Long-Term
                                                                          Compensation
                                                                             Awards
                                               Annual Compensation       -------------
                                                                           Securities
                                  Fiscal                                   Underlying          All Other
Name and Principal Position        Year      Salary ($)     Bonus ($)     Options (#)     Compensation ($) (1)
------------------------------   --------   ------------   -----------   -------------   ---------------------
Charles D. Way, Chairman          1997        265,071        159,000              0             35,664
 of the Board, President          1996        240,414        144,000         30,000             38,453
 and Chief Executive Officer      1995        225,561         78,975         30,000             39,252
Alan E. Shaw,                     1997        143,770         69,000          6,000             30,894
 Vice President-Operations        1996        121,997         52,100         10,000             33,334
                                  1995        112,161         47,700         10,000             33,831
G. Edwin McCranie,                1997        147,019         86,214          6,000             33,572
 Executive Vice President         1996        123,935         49,446         12,000             36,978
                                  1995        116,027         26,910         10,000             36,628
John C. Jamison,                  1997        122,589         61,373              0             24,927
 Vice President-Real Estate       1996        116,092         46,632         10,000             27,177
                                  1995        110,200         29,480         10,000             27,197
Fred T. Grant, Jr.,               1997        139,395         81,830          6,000             29,389
 Vice President-Finance,          1996        123,114         49,446         10,000             31,947
 Treasurer and Assistant          1995        115,194         30,820         10,000             32,148
 Secretary

---------
(1) "All Other Compensation" for 1997 includes the following: (i) contributions of $1,680 to the Company's 401(k) Plan (the "Plan") on behalf of each of Mr. Way, Mr. Shaw, Mr. McCranie, Mr. Jamison and Mr. Grant to match a portion of the 1997 pre-tax elective deferral contributions (included under Salary and Bonus) made by each to such Plan; (ii) premium payments of $6,100 on behalf of each of Mr. Way, Mr. Shaw, Mr. McCranie, Mr.
    Jamison and Mr. Grant for a policy of health insurance providing a level of coverage not otherwise available under the Company's standard health plan; (iii) premium payments of $168 on behalf of each of Messrs. Way, Shaw, McCranie, Jamison, and Grant for an
  additional $50,000 in life insurance above the coverage available to salaried employees generally; (iv) a premium payment of $2,428 for disability insurance coverage for Mr. Way; and (v) the Company's estimate of the imputed benefit to Messrs. Way, Shaw, McCranie, Jamison, and Grant of $25,288, $22,946, $25,624, $16,979 and $21,441, respectively, of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by the Company on each officer's life in the policy amounts of $1,005,000, $910,000, $1,101,000, $675,000 and $840,000,
  respectively. Under the Company's insurance plan, the Company pays premiums on such a policy on the life of a participating executive officer for a period of ten years. The Company owns the policy for the first five years of the policy. After the fifth year, the Company transfers ownership of the policy to the participating executive. The Company is repaid the aggregate amount of the premiums, without interest, at the earlier of the executive's dying or reaching age 60, or the termination of the policy.


Summary of Option Grants, Option Exercises and Holdings

     The following table illustrates the value of the stock options granted to the Named Executive Officers during fiscal 1997:


                       Option Grants in Last Fiscal Year



                                                 Individual Grants
--------------------------------------------------------------------------------------------------------------------
                                         % of Total                                                    Market Price
                         Number of         Options                                                      Required to
                         Securities      Granted to                                                    Realize Grant
                         Underlying     Employees in     Exercise                      Grant Date      Date Present
                          Options        1997 Fiscal       Price      Expiration        Present            Value
        Name            Granted (#)         Year          ($/Sh)       Date (2)      Value ($) (1)      ($/Sh) (3)
--------------------   -------------   --------------   ----------   ------------   ---------------   --------------
Alan E. Shaw              6,000              33.3%          7.88     01/29/2007         23,100              11.73
G. Edwin McCranie         6,000              33.3%          7.88     01/29/2007         23,100              11.73
Fred T. Grant, Jr.        6,000              33.3%          7.88     01/29/2007         23,100              11.73

---------
(1) In accordance with SEC rules, the Company calculated the dollar amounts under this column using the Black-Scholes based option valuation model.
    The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The valuation assumes an expected volatility of 0.33, a 0% dividend yield, a 7-year holding term prior to exercise, and a risk free rate of return of 6.55% for the options expiring January 29, 2007, reflecting the yield on a zero coupon U.S. Treasury security for the holding term prior to exercise of the option. The Company made no adjustments for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date of exercise.

(2) These options became exercisable in full on July 29, 1997. In addition, the stock option plan and/or stock option agreements set forth certain earlier expiration dates.

(3) In order to obtain the Grant Date Present Value shown, the market price of the Common Stock would need to be $11.73 in present value terms.

     The following table shows option exercises, the unexercised options held as of the end of fiscal 1997 and the value of such options for each Named Executive Officer.


Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
                                    Values




                                                                                            Value of
                                                                                          Unexercised
                                                                Number of Securities      In-The-Money
                                                                     Underlying             Options
                                                                 Unexercised Options     at 1997 Fiscal
                                                                   at 1997 Fiscal           Year-End
                                                                     Year-End(#)             ($)(2)
                                                               ----------------------   ---------------
                              Shares
                            Acquired on          Value              Exercisable/          Exercisable/
          Name             Exercise (#)     Realized ($)(1)         Unexercisable        Unexercisable
-----------------------   --------------   -----------------   ----------------------   ---------------
Charles D. Way               120,000            394,688              210,000/0             265,275/0
Alan E. Shaw                   2,000              3,473               64,000/0              64,178/0
G. Edwin McCranie             10,000             25,422               98,000/0             174,455/0
John C. Jamison               36,000            111,523               87,500/0             137,019/0
Fred T. Grant, Jr.(3)          1,000              1,125               75,000/0              90,083/0

---------
(1) The value realized of exercised options is the product of (a) the excess of the per share fair market value of the Common Stock on the date of exercise over the per share option exercise price, multiplied by (b) the number of shares acquired upon exercise.

(2) The Company calculated the value of unexercised in-the-money options for each officer as follows: (a) market price of the Common Stock as of December 31, 1997, times (b) the number of shares covered by such in-the-money options held by such officer minus the product of the exercise price with respect to such options and the number of shares covered by such options.

(3) Mr. Grant exercised options covering 1,000 shares in February 1998. In accordance with SEC rules, this exercise will be reported in tabular format in the Company's proxy statement for the 1999 Annual Meeting.


Deferred Compensation -- Salary Continuation Agreement

     The Company is party to a Deferred Compensation -- Salary Continuation Agreement with Mr. Charles Way. The agreement provides for cash payments of $60,000 per year for each of the 20 years following Mr. Way's retirement, death or total disability, with retirement age set at 55. These benefits began vesting 10% per annum in 1987. The total deferred compensation liability as of December 31, 1997 relating to this agreement was $181,960. An aggregate of $17,290 of deferred compensation was accrued under this agreement for the benefit of Mr. Way during fiscal 1997. The Company is the owner and beneficiary of a life insurance policy on the life of Mr. Way. The Company expects that the cost of benefits under this arrangement will be recovered through a combination of general corporate funds and the cash surrender value of the insurance policy.


Compliance With Section 16(a) Reporting

     Section 16(a) of the Exchange Act requires our directors, executive officers, and greater-than-10% stockholders to file reports with the SEC and the NASDAQ on changes in their beneficial ownership of the Company's Common Stock and to provide the Company with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for 1997.


                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors periodically submits to the Board recommendations respecting the salary, bonus and other non-stock compensation to be provided to the Company's executive officers and grants options for shares of the Company's Common Stock to the Company's executive officers and employees. The Committee provides the following report.


Executive Officer Compensation

     The Committee attempts to act on the shareholders' behalf in establishing executive compensation programs, for the Company's shareholders ultimately bear the cost of these programs. The Company adopts and administers its executive compensation policies and specific executive compensation programs in accordance with that objective. The Committee annually reviews the Company's corporate performance and that of its executive officers to determine appropriate compensation. The Committee seeks to achieve a balance between the Company's need to attract and retain qualified and motivated executives, on the one hand, and maximizing the Company's operating performance, on the other.

     The Committee's executive compensation philosophy is to set compensation levels in its discretion that provide for compensation opportunities that reflect Company and individual performances. The Company's current executive compensation structure consists of base salary, incentive cash bonuses and stock options.

     Over the years, the Committee has attempted to set executive officer cash compensation amounts at levels somewhat lower than levels that the Committee believes prevail within the restaurant industry, and has complemented these cash amounts with significant stock option grants.

     The Committee adjusted the salaries for all executive officers except Mr. Way in 1997 based upon the recommendations of Mr. Way. Mr. Way considered factors that were generally subjective, such as his perception of individual performance and the level of individual responsibility. Mr. Way recommended increases in the base salaries of executive officers ranging from 6% to 20%. The Committee determined that these increases were appropriate to compensate executive officers for the increased level of responsibility associated with the increase in the Company's size.

     The Committee generally grants stock options on an annual basis at an exercise price equal to the stock market price at the time of grant. The grants provide the Company's executive officers and key employees with an equity ownership opportunity in the Company and with incentives to maximize shareholder value. During 1997, the Committee made one option grant to each executive officer shown in the table titled "Option Grants in Last Fiscal Year." In determining the size of any stock option grant, the Committee considers the following qualitative factors: the Committee's perception of the Company's overall performance; the individual's performance; the potential effect that the individual's future performance may have on the Company; and the number of options previously granted to the individual. The Committee gave each of these factors approximately equal weight.

     During 1997, Alan Shaw, Vice President-Operations, was paid quarterly bonuses based on four factors: same-store sales comparisons; pre-tax earnings compared to the immediately preceding year; customer service as reported through a "hidden shopper" program; and various other subjective considerations, including management turnover, team work and creativity. The first two factors were given a combined weight of approximately 70%. The Committee considered each of these factors and awarded bonuses to Mr. Shaw as noted in the Summary Compensation Table.

     During 1997, the Committee continued an Executive Bonus Plan to provide additional incentives to the Company's other executive officers. The bonus plan covers eight of the Company's nine executive officers. Alan Shaw participates in the plan described above. Pursuant to the plan, each year the Committee establishes a percentage of each participating executive's annual base salary, ranging from 20%-40%, as a target bonus amount. The executive is eligible to receive this bonus amount, or a portion thereof, if the executive meets objectives set by the Committee.

     In the case of all executive officers other than Charles Way and Alan Shaw, the receipt of the target bonus was based upon the achievement of Company objectives in increase in average unit sales, increase in net earnings per share, and subjective departmental and personal objectives. The Committee weighted each of these factors approximately equally in setting the target bonus. The Company's performance during 1997 was substantially above targeted levels in one of the Company-wide measures and below targeted levels in the remaining Company-wide measure, which when combined with performance of departmental and personal objectives, resulted in bonus payouts that were above targeted levels.

     In the case of Mr. Way, the receipt of his entire target bonus was based upon the achievement of Company objectives in increase in average unit sales and increase in net earnings per share. The Committee weighted each of these factors approximately equally in setting the target bonus. The Company's performance during 1997 was substantially above targeted levels in one measure and below targeted levels in the remaining measure, resulting in a bonus payout that was above the targeted level. In early 1998, the Committee considered each of these objectives and awarded bonuses as noted in the Summary Compensation Table in accordance with the bonus plan.

     The Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid (including income on exercised stock option grants) to top executive officers in excess of $1 million per person. The Committee intends to administer the Company's executive compensation programs in such a way that anticipated compensation to executive officers will be fully deductible under the Internal Revenue Code, including submitting plans for shareholder approval where necessary and determining compensation on an objective basis where necessary.

Chief Executive Officer Compensation

     Mr. Way joined the Company in 1979, has served as its President and Chief Executive Officer since 1989, and became Chairman of the Board in 1992. In setting Mr. Way's compensation, the Committee tends to set a relatively low base salary for an individual with Mr. Way's responsibilities and emphasize stock option grants as a component of his overall compensation package. The Committee believes that this approach to Mr. Way's compensation has resulted in an appropriate alignment of his long-term rewards from the Company with the interests of shareholders.

     During 1997, the Committee adjusted Mr. Way's base salary upward by approximately 10.4%. In making this adjustment, the Committee considered subjective factors including the perception of the committee as to Mr. Way's overall performance and objective factors such as the increase in the Company's earnings per share, operating margins, and return on equity. Each of these factors was given approximately equal weight. In addition, Mr. Way received a bonus of $159,000 pursuant to the bonus plan described above because of the Company's attainment of its net earnings per share (as adjusted) objectives. The Committee adjusted the earnings per share calculation for Mr. Way, as well as for all other executive officers, by adding 13.75 cents to 1996 earnings per share. This adjustment offset 85% of the impact of adopting Statement of Financial Accounting Standards No. 121 in 1996 and was equal to the adjustment made in the calculation of the 1996 executive officer bonuses. Accordingly, on this adjusted basis, the Company's net earnings per share increased 19% compared to the 49% increase reported in the Company's 1997 consolidated financial statements.

     In addition, during January 1998, the Stock Option Committee granted Mr. Way options with respect to an aggregate of 40,000 shares of Common Stock. In determining the size of this grant, the Committee considered the following qualitative factors: the Committee's perception of the Company's overall performance; Mr. Way's performance; the potential effect of his future performance on the Company; and the number of options previously granted to him. Each of these factors was given approximately equal weight. At fiscal 1997 year-end, the value of Mr. Way's outstanding exercisable in-the-money stock options was $265,275 as compared to $200,625 at the end of 1996, an increase of 32.2%. The Stock Option Committee believes that the stock options provide Mr. Way with appropriate incentives to promote long-term shareholder value.


Compensation and Stock Option Committee

Brian S. MacKenzie, Chairman
Barry L. Edwards
James M. Shoemaker, Jr.

                               PERFORMANCE GRAPH

     A line graph comparing the cumulative, total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total returns of the NASDAQ Market Index and a peer group consisting of all publicly traded companies whose SIC code is 5812, the code for eating places, over the same period (assuming a $100 initial investment and dividend reinvestment) is presented below. The Company will promptly furnish without charge to any shareholder of record on March 4, 1998, the identity of the companies included in the peer group. Requests should be directed to the Company, Post Office Box 100, Greer, South Carolina 29652; Attention:
Shareholder Relations.

Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                             [GRAPHIC OMITTED]




                       PROPOSAL TO APPROVE THE COMPANY'S
                            1998 STOCK OPTION PLAN
                            (Item #2 on the Proxy)

     The Board of Directors and the Compensation Committee recommend that the shareholders of the Company approve adoption of the Ryan's Family Steak Houses, Inc. 1998 Stock Option Plan (the "Plan"). Under the Plan, the Board or Compensation Committee would have the discretion to grant options for up to an aggregate maximum of 3,000,000 shares of the Company's Common Stock. Holders of shares of the Common Stock do not have preemptive rights. This maximum number of shares may be appropriately adjusted to reflect any change in capitalization of the Company resulting from a stock dividend, recapitalization, merger, reorganization, consolidation, stock split, stock consolidation or any other change in the characteristics of the shares of Common Stock of the Company. The Board and Compensation Committee recommend approval of the Plan because it will provide the Company's key personnel who participate in the Plan with an incentive to maximize shareholder value by better aligning their compensation with the interests of the Company's shareholders. Proceeds received by the Company from the sale of shares pursuant to options granted under the Plan will be used for general corporate purposes as determined by the Board.

     The purpose of the Plan is to promote the growth and profitability of the Company and its subsidiaries ("Subsidiaries") by increasing the personal participation of key personnel in the continued growth and financial success of the Company and the Subsidiaries by enabling the Company and the Subsidiaries to attract and retain key personnel of outstanding competence and by providing such key personnel with an equity opportunity in the Company.

     The Compensation Committee or a committee of the Board of Directors (the "Committee") that includes those members of the Compensation Committee who are "outside directors" as defined for purposes of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), shall administer the Plan. The Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of those individuals eligible to participate in the Plan the key personnel to whom options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to and the term of each option granted to each of such personnel; (iv) prescribe the form of instrument(s) evidencing options granted under the Plan; (v) determine the time or times at which options shall be granted; (vi) make special grants of options when determined to be appropriate; (vii) provide, if appropriate, for the exercise of options in installments and/or subject to specified conditions;
(viii) determine the method of exercise of options granted under the Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.

     Participation in the Plan is determined by the Committee and is limited to those key personnel, who may or may not be officers or members of the Board of Directors, of the Company or the Subsidiaries who have the greatest impact on the Company's long-term performance. In determining the key personnel to whom options shall be granted and the number of shares to be granted, the Committee shall take into account, in each case, the level and responsibility of the person's position, performance, compensation, assessed potential and other factors the Committee shall deem relevant to accomplish the purpose of the Plan. Directors of the Company or any Subsidiary who are not also employees of the Company are eligible to participate in the Plan only under the conditions described in the next paragraph. The Company believes that approximately 1,200 employees of the Company and its Subsidiaries are currently eligible to participate in the Plan.

     The Plan contains certain provisions for directors of the Company who, on the date of grant, are neither officers nor employees of the Company or any Subsidiary (each an "Eligible Director"). On January 31 of each calendar year (or, if January 31 is not a business day, the immediately preceding business day) (the "Grant Date"), each Eligible Director shall automatically receive from the Company an option to acquire 5,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the Grant Date. Each such Option shall be exercisable immediately and at any time thereafter until and including the business day immediately preceding the tenth anniversary of the Grant Date. Notice of each such Option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date.

     The stock to be offered under the Plan, upon exercise of options, may be authorized but unissued common shares, shares previously issued and thereafter acquired by the Company (if permitted by applicable law), or any combination thereof. An aggregate of 3,000,000 shares are reserved for the grant under the Plan of options. The maximum number of shares of the Company's Common Stock that may be covered by options granted under the Plan in any fiscal year of the Company to any single participant is 100,000. Provided that the adjustment does not cause compensation payable under the Plan to lose its deductibility under
Section 162(m), the maximum number of shares subject to the Plan shall be appropriately adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by the Plan and occurring after the adoption of the Plan.

     The Committee shall establish the term of each option, but the term shall not exceed ten years (or five years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary) from the date of grant. The Committee shall also determine the schedule for exercising each option. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares subject to the option shall again be available for the purposes of the Plan.

     The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to eligible participants options to purchase shares of the Company's common stock. Options granted under this Plan may, at the discretion of the Committee, be: (i) options which are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Code (or any successor provision); (ii) Options which are not intended to qualify under Section 422 of the Code (or any successor provision) ("NQOs"); or (iii) both of the foregoing if granted separately, not in tandem. Options may be allotted to participants in such amounts, subject to the limitations specified in the Plan, as the Committee, in its sole discretion, may from time to time determine. In the case of options intended to be ISOs, the aggregate fair market value (determined at the time of the options' respective grants) of the shares with respect to which such options are exercisable for the first time by a participant during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code (or any successor provision)) shall not exceed $100,000.

     Generally, a participant is not taxed upon either the grant or exercise of an ISO. However, for purposes of determining an individual's alternative minimum tax, the difference between the exercise price of an ISO and the market price at the date of exercise gives rise to an adjustment of alternative minimum tax income in the year of exercise. To qualify as an ISO, the stock acquired by a participant must be held for at least two years after the option is granted and one year after it is exercised. The Company does not receive a tax deduction for the value of the option at date of grant or date of exercise of the option or at any other time unless the participant disposes of the stock before the holding periods expire.

     In the event of an early disposition of an ISO, the participant recognizes ordinary income in the taxable year of the disposition equal to the difference between the option price and the market value at date of exercise, and the Company receives a tax deduction in an equal amount. If the participant holds the stock for the period of time required for ISO qualification, then he will be taxed only on the gain realized upon the disposition of the stock. His gain will be equal to the difference between the sales price of the stock and its option price. There is no requirement that ISOs must be exercised in the order granted. For all options intended to be ISOs to receive ISO treatment, the fair market value of stock subject to ISOs that are exercisable by an individual for the first time in any future year cannot exceed $100,000, determined in accordance with fair market value at the date of grant. If an ISO is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the decedent, none of the time limits described above in this paragraph shall apply.

     If options granted under the Plan do not qualify as ISOs, they will be treated as "non-qualified stock options" or "NQOs." Ordinarily NQOs do not result in tax liability for Federal income tax purposes to the participant upon grant. Generally, upon exercise of an NQO, the participant recognizes ordinary income for Federal income tax purposes equal to the difference between the fair market value of the stock on the day of exercise and the exercise price. The Company receives a tax deduction for the amount the participant reports as ordinary income by reason of the exercise if the amount of ordinary income the participant should recognize is included in the participant's income reported on a timely Form W-2 or 1099. Upon a subsequent sale or disposition of the stock received from exercise of an option, the holder is generally taxable on any excess of the selling price over its fair market value at the date of exercise.

     Subject to the provisions of the Plan, an option granted under the Plan may be exercisable at such time or times after the date of grant, on such schedule, and upon such conditions as may be determined by the Committee at the time of grant (except for grants of options to Eligible Directors, which are exercisable at the times described above).

     Any option granted under the Plan {other than an option granted to a person who was an executive officer of the Company (as designated by the Board of Directors) at the time of the grant of the option (a "Grant-Date Officer")} shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall:

     (a) die while a director of the Company or an employee of the Company or such Subsidiary;

   (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or a Subsidiary;

   (c) resign with the consent of the Company or have his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an "Immediate Termination Event" (as defined below);

   (d) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary; or

     (e) retire with the consent of the Company in any circumstance not covered by the preceding clause (d).

     If the participant ceases to be an employee or director of the Company under the circumstances enumerated above, then ISOs held by such employee or director (or his representative) shall expire one year, one year, three months or two years (but, in each case, no later than the fixed term of the option) following termination in cases (a), (b), (c) and (e) above, respectively. In the case of NQOs, the corresponding periods are two years, two years, three months and two years for cases (a), (b), (c) and (e) above, respectively. If the participant ceases to be an employee or director of the Company in circumstance (d) above, then for both ISOs and NQOs, the expiration date shall be the expiration of the fixed term of the option.

     In the case of an option granted to a Grant-Date Officer, the termination of such participant's employment for a reason other than an Immediate Termination Event (as defined below) shall not affect the term of the option, and the option shall be exercisable by the option holder or his or her personal representative for its remaining term notwithstanding such termination of employment.

     An "Immediate Termination Event" means termination of employment or directorship by reason of: (i) failure to pass a drug test administered by the Company or any Subsidiary; (ii) obvious intoxication on the job or possession of any alcoholic substance on the premises of the Company or any Subsidiary;
(iii) misuse of Company or Subsidiary assets (which shall include but not be limited to cash, inventory and/or equipment); (iv) gross misconduct in connection with the performance of job duties for the Company or any Subsidiary; or (v) conviction of a felony or entry of a guilty or nolo contendere plea to a felony offense by the individual. Notwithstanding anything to the contrary herein, if a participant to whom an Option shall have been granted shall have his or her directorship with the Company or employment with the Company or a Subsidiary terminated because of an Immediate Termination Event, all options held by such participant shall terminate in full (whether or not previously exercisable) prior to their term on the date that the participant ceased to be an employee of the Company or a Subsidiary or a director of the Company.

     Under Section 422 of the Code, an ISO will lose its qualification if not exercised within three months of termination of the participant's employment with the Company (the three-month period is extended to one year in cases of disability). The expiration dates determined in many of the circumstances of termination enumerated above for options granted under the Plan extend beyond the statutory deadline for exercise of an ISO. Thus options originally classified as ISOs exercised by optionees, or their representatives, who seek to take full advantage of the expiration dates described above could lose their ISO status and be taxed as NQOs.

     In no event may an Option be exercised after the expiration of its fixed term.

     Options granted pursuant to the Plan are not transferrable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder. Options granted pursuant to the Plan which are intended to qualify as ISOs are not transferrable except by will or the laws of descent and distribution and during a participant's lifetime are exercisable only by him or her.

     The price per share at which each option granted under the Plan may be exercised shall be the price as determined by the Committee at the time of grant based on criteria adopted by the Committee at the time of grant in good faith; provided, however, that in no event shall the exercise price per share of an option be less than 100% of the fair market value of the Common Stock on the date such option is granted (or 110% for owners of more than 10% of the total combines voting power of all classes of stock of the Company or any Subsidiary). The closing price of the Common Stock, as quoted on the NASDAQ National Market, on March 4, 1998 was $8.25 per share.

     If the Company's Common Stock is:

      (1) actively traded on any national securities exchange or NASDAQ system that reports their sales prices, fair market value shall be the closing price per share on the date the Committee grants the Option;
      (2) otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of the Company's common stock as reported for the date the Committee grants the Option; or
      (3) not traded, the Committee shall consider any factor or factors which it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction which by its terms will never lapse.

     A participant may exercise an option by completing each of the following steps:

      (a) indicating in writing the decision to exercise the option and delivering such notice to the Company;
      (b) tendering to the Company payment in full in cash, or in shares of the Company's Common Stock, of the exercise price for the shares for which the option is exercised;
      (c) tendering to the Company payment in full in cash, or in shares of the Company's Common Stock, of the amount of all federal and state withholding or other employment taxes applicable to taxable income, if any, of the holder resulting from such exercise; and
      (d) complying with such other reasonable requirements as the Committee may establish.

An option granted under the Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an option will not affect the right to exercise the option from time to time in accordance with the Plan provisions for the remaining shares subject to the option.

     The Plan provides that it may be suspended, terminated or amended by the Committee, except that shareholder approval would be required in the event an amendment were to:

      (a) materially increase the benefits accruing to participants;
      (b) increase the number of securities issuable under the Plan (other than an increase pursuant to the antidilution provisions of the Plan);
      (c) change the class of individuals eligible to receive options; or
      (d) otherwise materially modify the requirements for eligibility.

     The Plan provides that no person, estate or entity shall have any of the rights of a shareholder with respect to shares subject to an option until a certificate for such shares has been delivered.

     No certificate(s) for shares shall be executed and delivered upon exercise of an option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state securities law(s) and the requirements of any exchange on which the Common Stock may, at the time, be listed.

     The Plan provides that it shall terminate on the close of business on December 31, 2007, and no option shall be granted under the Plan after that date, but the termination shall not affect any option previously granted under the Plan.

     All of the Company's executive officers are currently eligible to participate in the Plan.

     Each of the directors of the Company and the executive officers named in this Proxy Statement, as a potential participant in the Plan, could be deemed to have an interest in approval of the Plan.

     Because shares of the Company's Common Stock will be issued upon exercise of options granted pursuant to the Plan, the proportional ownership of the Company by existing shareholders will be reduced.

     The following table provides certain information with respect to options granted under the Plan, subject to shareholder approval at the Annual Meeting:


            1998 Grants Under the Ryan's Family Steak Houses, Inc.

                            1998 Stock Option Plan



                                              Number of Securities
                                               Underlying Options        Grant Date
Name and Position                                 Granted (#)         Present Value ($)
------------------------------------------   ---------------------   ------------------
   Charles D. Way, Chairman of the Board,
   President and Chief Executive Officer            40,000              134,000 (1)
   Alan E. Shaw,
   Vice President-Operations                        22,500               75,375 (1)
   G. Edwin McCranie,
   Executive Vice President                         25,000               83,750 (1)
   John C. Jamison,
   Vice President-Real Estate                       15,000               50,250 (1)
   Fred T. Grant, Jr.,
   Vice President-Finance, Treasurer and
   Assistant Secretary                              20,000               67,000 (1)
   Executive Group                                 167,000              559,450 (1)
   Non-Executive Director Group                     25,000               93,500 (2)
   Non-Executive Officer Employee Group             64,050              164,609 (3)

---------
(1) In accordance with SEC rules, the Company calculated the dollar amounts under this column using the Black-Scholes based option valuation model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The valuation assumes an expected volatility of 0.307, a 0% dividend yield, a 7-year holding term prior to exercise, and a risk free rate of return of 5.58% for the options expiring January 22, 2008, reflecting the yield on a zero coupon U.S. Treasury security for the holding term prior to exercise of the option. The Company made no adjustments for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date of exercise.

(2) The valuation is the same as in note (1) above except that the valuation assumes a risk free rate of return of 5.55% and an option expiration date of January 30, 2008.

(3) The valuation is the same as in note (1) above except that the valuation assumes an expected volatility of 0.302, a 4.5-year holding term prior to exercise and a risk free rate of return of 5.43%.

     The Plan is being submitted to the shareholders of the Company for approval in order to qualify the Plan under the incentive stock option rules of the Code, in order for the plan to comply with Section 162(m) of the Code, which imposes limits on the ability of a public company to claim income tax deductions for compensation paid to certain highly compensated executives, and because of the requirements of NASDAQ. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to the chief executive officer and the four most highly compensated officers of a public company (who, in each proxy statement, will be the Named Executive Officers for such year). Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. The Company believes that compensation payable in the form of NQOs issued under the Plan may be deductible for Federal income tax purposes under some circumstances as performance-based compensation.

     For the Plan to be approved, the number of votes cast in favor of the Plan must exceed the number of votes cast against the Plan. Broker non-votes and abstentions have no effect on the vote pertaining to the Plan. If the Plan is not approved by the requisite shareholder vote described above, it shall not become effective. By approving the Plan, shareholders will be approving, among other things, the performance measure or measures, the class of employees and the class of directors eligible to participate in the Plan and the limits on various compensation awards contained therein. Shareholders have no dissenters' rights or rights of appraisal with respect to the vote to approve the Plan.


           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
             THE APPROVAL OF THE RYAN'S FAMILY STEAK HOUSES, INC.
                            1998 STOCK OPTION PLAN.


                                   AUDITORS

     The Board has appointed KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company for the current fiscal year and to examine and report to shareholders upon the financial statements as of and for the year ending December 30, 1998. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions which the shareholders may have. KPMG Peat Marwick LLP has acted for the Company in this capacity since 1981, and neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors and tax advisors.


                            SOLICITATION OF PROXIES

     The Company will pay for soliciting proxies. Officers and other regular employees of the Company may solicit proxies by telephone, telegram or personal interview for no additional compensation. The Company has engaged W. F. Doring & Company to solicit proxies and distribute materials to brokerage houses, banks, custodians, nominees and fiduciaries for a fee of approximately $10,000. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal at the 1999 Annual Meeting of Shareholders of the Company and have such proposal included in the proxy statement and proxy card relating to that meeting must deliver such proposal to the Company no later than November 30, 1998. Shareholders desiring to make a recommendation to the Nominating Committee of the Board of Directors should submit the name(s) and business background(s) of the proposed nominee(s) for the Board by no later than November 30, 1998. Shareholders may send their proposals to the Company, Attention: Janet J. Gleitz, Post Office Box 100, Greer, South Carolina 29652. The proposal must comply with the rules of the SEC relating to shareholder proposals.


                             FINANCIAL INFORMATION

     The Company's 1997 Annual Report is enclosed. The Company will provide without charge to any shareholder of record as of March 4, 1998, who requests in writing, a copy of the Company's 1997 Annual Report or the 1997 Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules, filed with the Securities and Exchange Commission. Any such request should be directed to Ryan's Family Steak Houses, Inc., 405 Lancaster Avenue, Greer, South Carolina 29650, or Post Office Box 100, Greer, South Carolina 29652, Attention: Janet J. Gleitz, Secretary.


                                OTHER BUSINESS

     As of the date of this Proxy Statement, management was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, the shares represented by proxies will be voted according to the best judgment of the person voting them.


                   By Order of the Board of Directors,



                   Janet J. Gleitz
                   Secretary

Greer, South Carolina
March 27, 1998

                                   APPENDIX A

The issuer hereby supplementally informs the U.S. Securities and Exchange Commission that the securities to be issued pursuant to Ryan's Family Steak Houses, Inc. 1998 Stock Option Plan will be registered under the Securities Act following receipt of approval of the Plan by the shareholders of the issuer.

                        RYAN'S FAMILY STEAK HOUSES, INC.
                             1998 STOCK OPTION PLAN

                         Effective as of January 1, 1998

                        RYAN'S FAMILY STEAK HOUSES, INC.
                             1998 STOCK OPTION PLAN

         1.  PURPOSE
         The purpose of this Stock Option Plan (the "Plan") is to promote the growth and profitability of Ryan's Family Steak Houses, Inc. (the "Company") and its subsidiaries from time to time (the "Subsidiaries") by increasing the personal participation of key personnel in the continued growth and financial success of the Company and the Subsidiaries by enabling the Company and the Subsidiaries to attract and retain key personnel of outstanding competence and by providing such key personnel with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of the common stock of the Company.
         2.  ADMINISTRATION
         The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"); provided, however, that, if the Compensation Committee includes members who are not "outside directors" (as that term is defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision ("Section 162(m)")), the Plan shall be administered by a special committee of the Board of Directors that includes those members of the Company's Compensation Committee who are "outside directors" (as defined above). The administering committee shall be referred to herein as the "Committee." The Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of those individuals eligible to participate in the Plan the key personnel to whom Options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to and the term of each Option granted to each of such personnel; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted; (vi) make special grants of Options when determined to be appropriate; (vii) provide, if appropriate, for the exercise of Options in installments and/or subject to specified conditions;
(viii) determine the method of exercise of Options granted under the Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.
         Any action which the Committee is authorized to take may be taken without a meeting if all the members of the Committee sign a written document authorizing such action to be taken, unless different provision is made by the Bylaws of the Company or by resolution of the Committee.
         The Committee may designate selected Board members or certain employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents including Options on behalf of the Committee; subject in each such case to the requirements of Rule 16b-3 (as defined below) and Section 162(m).
         No member of the Board or Committee or employee of the Company assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.
         3. ELIGIBILITY AND FACTORS TO BE CONSIDERED IN GRANTING OPTIONS Participation in this Plan shall be determined by the Committee and
(other than grants pursuant to Section 5 hereof) shall be limited to those key personnel, who may or may not be officers or members of the Board of Directors, of the Company or the Subsidiaries who have the greatest impact on the Company's long-term performance. In making any determination as to the key personnel to whom Options shall be granted and as to the number of shares to be subject thereto, the Committee shall take into account, in each case, the level and responsibility of the position, performance, compensation, assessed potential and such other factors as the Committee shall deem relevant to the accomplishment of the purposes of the Plan.
         Directors of the Company or any Subsidiary who are not also employees of the Company or any Subsidiary are not eligible to participate in this Plan, except pursuant to Section 5 of the Plan. Options may be granted under this Plan only for a reason connected with employment or directorship.

         4.       STOCK SUBJECT TO PLAN
         The stock to be offered under this Plan, upon exercise of Options, may be authorized but unissued common shares, shares previously issued and thereafter acquired by the Company (if permitted by applicable law), or any combination thereof. An aggregate of 3,000,000 shares are reserved for the grant of Options, under this Plan, any or all of which, at the Committee's discretion, may be intended to qualify as incentive stock options under Section 422 of the Code. The maximum number of shares of the Company's common stock that may be covered by Options granted under the Plan in any fiscal year of the Company to any single participant is 100,000. Provided that the adjustment does not cause compensation payable under this Plan to lose its deductibility under Section 162(m), the maximum number of shares subject to the Plan shall be appropriately adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by Section 15 of this Plan and occurring after the adoption of this Plan.
         If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.
         The Committee will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.
         5. OPTIONS FOR DIRECTORS WHO ARE NEITHER OFFICERS NOR EMPLOYEES The grant of Options under this Section 5 shall be limited to those directors of the Company who, on the date of grant, are neither officers nor employees of the Company or any Subsidiary (each an "Eligible Director").
         On January 31 of each calendar year (or, if January 31 is not a business day, the immediately preceding business day) (the "Grant Date"), each Eligible Director shall automatically receive from the Company an option to acquire 5,000 shares of Common stock at an exercise price equal to the closing price of the common stock on the Grant Date. Each such Option shall be exercisable immediately and at any time and from time to time thereafter (subject to Section 11 hereof) until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date. Notice of each such Option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date.
         This Section 5 may not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.
          6.      ALLOTMENT OF SHARES
         The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to eligible participants, on or after the effective date hereof, Options to purchase shares of the Company's common stock. Options granted under this Plan may, at the discretion of the Committee, be: (i) Options which are intended to qualify as incentive stock options under Section 422 of the Code (or any successor provision); (ii) Options which are not intended to so qualify under Section 422 of the Code (or any successor provision); or (iii) both of the foregoing if granted separately, not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option or not.
         Options may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Committee, in its sole discretion, may from time to time determine.
         In the case of Options intended to be incentive stock options, the aggregate fair market value (determined at the time of the Options' respective grants) of the shares with respect to which such Options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code (or any successor provision)) shall not exceed $100,000.
         Options not intended to qualify as incentive stock options under
Section 422 of the Code (or any successor provision) may be granted to any Plan participant without regard to the Section 422 limitations.

         7.       OPTION PRICE
         The price per share at which each Option granted under the Plan may be exercised shall be such price as shall be determined by the Committee at the time of grant based on such criteria as may be adopted by the Committee in good faith; provided, however, in no case shall the exercise price per share be less than one hundred percent (100%) of the fair market value of the common stock at the time such Option is granted (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary). Other than adjustments pursuant to Section 15 of this Plan, the price per share at which an Option granted under this Plan may be exercised shall not be changed after the date of grant.
         If the Company's shares of common stock are:
                   (1) actively traded on any national securities exchange or NASDAQ system that reports their sales prices, fair market value shall be the closing price per share on the date the Committee grants the Option;
                   (2) otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of the Company's common stock as reported for the date the Committee grants the Option; or
                   (3) not traded, the Committee shall consider any factor or factors which it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction which by its terms will never lapse.
                    8. TERM OF OPTION The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed ten
         (10) years (or five (5) years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary) from the date of the grant.

         9.       TIME OF GRANTING OPTIONS
         The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each individual to whom an Option is so granted, within a reasonable time after the date of such grant.
         10.      NON-TRANSFERABILITY
         An Option granted to a participant under this Plan shall not be transferable by him or her except by will or the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder). In the case of an Option intended to be an incentive stock option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee's lifetime shall be exercisable only by him or her.
         11.      EXERCISE OF OPTIONS
         Subject to the provisions of this Plan, an Option may be exercisable at such time or times after the date of grant thereof, on such schedule, and upon such conditions as may be determined by the Committee at the time of grant, and an Option granted under Section 5 hereof shall be exercisable in accordance with the provisions of Section 5 hereof.
         Exercisability of Incentive Stock Options. Any Option granted under this Plan which is intended to qualify as an incentive stock option under
Section 422 of the Code (or any successor provision) (other than an Option granted to a person who was an executive officer of the Company (as designated by the Board of Directors) at the time of the grant of the Option (a "Grant-Date Officer")) shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within one year after the participant's death (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant died, (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or a Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within one year after termination of his or her employment or directorship (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant terminated his or her employment because of becoming permanently or totally disabled, (c) resign with the consent of the Company or have his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an "Immediate Termination Event" (as defined below), in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant's resignation or termination (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such resignation or termination, (d) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term for the number of shares for which the Option could have been exercised immediately prior to such retirement, or (e) retire with the consent of the Company in any circumstance not covered by the preceding clause (d), in which case the participant may exercise the previously unexercised portion of such Option at any time within two years after the participant's retirement (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such retirement.
         Exercisability of Stock Options other than Incentive Stock Options. Any Option granted under this Plan which is not intended to qualify as an incentive stock option under Section 422 of the Code (or any successor provision) (other than an Option granted to a Grant-Date Officer) shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within two years after the participant's death (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant died, (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or a Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within two years after termination of his or her employment or directorship (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant terminated his or her employment because of becoming permanently or totally disabled, (c) resign with the consent of the Company or have his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an "Immediate Termination Event" (as defined below), in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant's resignation or termination (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such resignation or termination, (d) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term for the number of shares for which the Option could have been exercised immediately prior to such retirement, or (e) retire with the consent of the Company in any circumstance not covered by the preceding clause (d), in which case the participant may exercise the previously unexercised portion of such Option at any time within two years after the participant's retirement (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such retirement.

         Options to Grant-Date Officers. In the case of an Option granted to a Grant-Date Officer, the termination of such participant's employment for a reason other than an Immediate Termination Event (as defined below) shall not affect the term of the Option and the Option shall be exercisable by the option holder or his or her personal representative for its remaining term notwithstanding such termination of employment.
         Immediate Termination Event. An "Immediate Termination Event" means termination of employment or directorship by reason of: (i) failure to pass a drug test administered by the Company or any Subsidiary; (ii) obvious intoxication on the job or possession of any alcoholic substance on the premises of the Company or any Subsidiary; (iii) misuse of Company or Subsidiary assets (which shall include but not be limited to cash, inventory and/or equipment);
(iv) gross misconduct in connection with the performance of job duties for the Company or any Subsidiary; or (v) conviction of a felony or entry of a guilty or nolo contendere plea to a felony offense by the individual. Notwithstanding anything to the contrary herein, if a participant to whom an Option shall have been granted shall have his or her directorship with the Company or employment with the Company or a Subsidiary terminated because of an Immediate Termination Event, all options held by such participant shall terminate in full (whether or not previously exercisable) prior to their term on the date that the participant ceased to be an employee of the Company or a Subsidiary or a director of the Company.
         No Exercise After Fixed Term of Option. In no event may an Option be exercised after the expiration of its fixed term.
         12.      METHOD OF EXERCISE
         Each Option granted under this Plan shall be deemed exercised when the holder: (a) shall indicate the decision to do so in writing delivered to the Company; (b) shall tender to the Company payment in full in cash, or in shares of the Company's common stock, of the exercise price for the shares for which the Option is exercised; (c) shall tender to the Company payment in full in cash, or in shares of the Company's common stock, of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise; and (d) shall comply with such other reasonable requirements as the Committee may establish.

         No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate or certificates for the shares has been delivered.
         An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option.
         13.      CANCELLATION AND REPLACEMENT OF OPTIONS
         The Committee may, at any time or from time to time, permit the voluntary surrender by the holder of any outstanding Option under this Plan where such surrender is conditioned upon the granting to such holder of new Option(s) for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Option(s) to such holder.
         The Committee shall determine the terms and conditions of new Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Options surrendered. Any such new Option(s) shall be subject to all the relevant provisions of this Plan. In no event, however, shall a cancellation and regrant be used to effect a "repricing" that would result in a decrease in the per-share exercise price of an Option granted under this Plan.
         The shares subject to any Option(s) so surrendered shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.
         Except as may be otherwise required in Section 162(m) with respect to "covered employees" (as defined in Section 162(m)), the granting of new Option(s) in connection with the surrender of outstanding Option(s) under this Plan shall be considered for the purposes of the Plan as the grant of new Option(s) and not an alteration, amendment or modification of the Plan or of the Option(s) being surrendered.
         14.      TERMINATION OF OPTIONS
         An Option granted under this Plan shall be considered terminated in whole or in part to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option, or portion thereof, which terminates shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.
         15.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
         Provided that the adjustment does not cause compensation payable under this Plan to lose its deductibility under Section 162(m), in the event of a stock dividend, recapitalization, merger, reorganization, consolidation, stock split, stock consolidation or any other change in the characteristics of the shares of common stock, the shares available for purposes of this Plan or subject to Options outstanding hereunder shall be correspondingly increased, diminished or changed, so that by exercise of any outstanding Option the participant shall receive, without change in aggregate purchase price, securities, as so increased, diminished or changed, comparable to the securities he or she would have received if he or she had exercised his or her Option prior to such event and had continued to hold the common stock so purchased until affected by such event; provided with respect to incentive stock options that, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Option immediately after such event over the aggregate exercise price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such event over the aggregate exercise price of such shares.
         Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.
         16. COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION AND OTHER REQUIREMENTS

         No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the

Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange on which the common stock of the Company may, at the time, be listed.
         In the case of the exercise of an option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require such consent and releases of taxing authorities as it may deem advisable.
         17.      NO RIGHT TO EMPLOYMENT
         Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under this Plan any right to continue in the employ or as a director of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or directorship of any participant under this Plan at any time with or without assigning a reason therefore, to the same extent as the Company or Subsidiary might have done if this Plan had not been adopted.
         18.       AMENDMENT AND TERMINATION
         The Committee may at any time suspend, amend or terminate this Plan. The Committee may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.
         In addition to Committee approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split); (iii) change the class of employees eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment shall be approved by a majority of the shares of the Company's capital stock present and voting either in person or by proxy, and entitled to vote, at a meeting duly held of the stockholders of the Company.
         19.      USE OF PROCEEDS
         The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes as determined by the Board.
         20.      INDEMNIFICATION OF COMMITTEE
         In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member (or Committee member, as applicable) is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member (or Committee member, as applicable) shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
         21.      EFFECTIVE DATE OF THE PLAN
         This Plan shall be effective as of January 1, 1998, subject, however, to the condition subsequent of approval by the requisite shareholder vote at the next ensuing annual meeting of shareholders of the Company.

         22.      SECTION 162(m)
         This Plan and its operation are intended to satisfy the requirements of
Section 162(m) with respect to permitting the deductibility of compensation for those participants who are "covered employees" for purposes of Section 162(m). In the event that any provision of this Plan or an Option granted under this Plan does not so satisfy Section 162(m), that provision shall be deemed amended to the extent necessary to satisfy Section 162(m).
         23.      DURATION OF THE PLAN
         Unless previously terminated by the Committee, this Plan shall terminate at the close of business on December 31, 2007, and no Option shall be granted under it thereafter, but such termination shall not affect any option theretofore granted under the Plan.

|X|               PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" BOTH OF THE BELOW-LISTED PROPOSALS.
APPROVAL OF NEITHER MATTER IS CONDITIONED ON
APPROVAL OF THE OTHER MATTER.
1)    Elect as directors the seven          For All    With     For All
      nominees listed below to serve until  Nominees   hold     Except
      the Annual Meeting of Shareholders      |_|      |_|      |_|
      in the year 1999 and until their
      successors are elected and qualified:
CHARLES D. WAY, G. EDWIN MCCRANIE, BARRY L. EDWARDS, JAMES M. SHOEMAKER, JR., HAROLD K. ROBERTS, JR., JAMES D. COCKMAN, BRIAN S. MACKENZIE


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE
THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.

2)       To approve the Ryan's Family         For      Against       Abstain
         Steak Houses, Inc. 1998 Stock        |_|      |_|      |_|
         Option Plan.
PLEASE SIGN AND DATE THIS PROXY CARD.         Date


Shareholder sign here                                Co-owner sign here


THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL
BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1 AND 2.

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof and on matters incident to the conduct of the meeting.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. Mark box at right if you plan to attend the Annual Meeting. |_|

Mark box at right if comments or address change has been noted on the reverse side of this card. |_|


RECORD DATE SHARES:                 [print number here]

[shareholder name here]

[shareholder address here]





DETACH CARD

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                               POST OFFICE BOX 100
                           GREER, SOUTH CAROLINA 29652

Dear Shareholder:

YOUR VOTE IS IMPORTANT, AND YOU ARE STRONGLY ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

Under the laws of some states, failure to vote your shares (either in person or by proxy) over a period of years can cause ownership of your shares to be forfeited (escheated) to the state.

Thank you in advance for your prompt consideration.

Sincerely,


Ryan's Family Steak Houses, Inc.

Revocable Proxy         RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                               POST OFFICE BOX 100
                           GREER, SOUTH CAROLINA 29652

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Ryan's Family Steak Houses, Inc. (the "Company"), hereby revoking all previous proxies, hereby appoints Charles D. Way and G. Edwin McCranie and either of them, the attorney or attorneys or proxy or proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of the Company that the undersigned shall be entitled to vote, at the 1998 Annual Meeting of Shareholders of the Company, to be held at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina, on Thursday, April 30, 1998, at 11:00 a.m. local time, and at any and all adjournments thereof, as set forth on the reverse side.

The undersigned may elect to withdraw this proxy card at any time prior to its use by (i) submitting a written notice of revocation (dated later than this proxy card) to the Secretary of the Company at or before the Annual Meeting,
(ii) submitting another proxy that is properly signed and dated later than this proxy card, or (iii) voting in person at the meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

Receipt of the Notice of Meeting, the accompanying Proxy Statement and the Annual Report to Shareholders is hereby acknowledged.

Under the laws of some states, failure to vote your shares (either in person or by proxy) over a period of years can cause ownership of your shares to be forfeited (escheated) to the state.

                                  PLEASE COMPLETE, DATE, SIGN ON THE REVERSE
                                  SIDE, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

HAS YOUR ADDRESS CHANGED?  If so, print new address below:




DO YOU HAVE ANY COMMENTS?



                                        2